As filed with the Securities and Exchange Commission on June 30, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALGONQUIN POWER & UTILITIES CORP.
(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

354 Davis Road Oakville, Ontario, Canada	L6J 2X1
(Address of Principal Executive Offices)	(Zip Code)

Performance and Restricted Share Unit Plan for Employees of
Algonquin Power & Utilities Corp. and its Participating Affiliates (Full title of the plan)

CT Corporation System
111 Eighth Avenue, New York, NY 10011
(212) 590-9070
(Name, address and telephone number, including area code, of agent for service)

Copy of communications to:
Eric M. Scarazzo, Esq.
John T. Gaffney, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York, United States 10166-0193
(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 22,000,000 of the Registrant’s common shares, no par value, issuable under the Performance and Restricted Share Unit Plan for Employees of Algonquin Power & Utilities Corp. and its Participating Affiliates, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the Forms S-8 filed by the Registrant with respect to the Plan on September 15, 2016 (No. 333-213648) and June 19, 2017 (No. 333-218810), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

•	the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2025, filed with the Commission on March 6, 2026;

•	the Registrant’s Reports on Form 6-K furnished to the Commission on January 5, 2026, February 6, 2026, March 6, 2026, May 8, 2026 and May 20, 2026;

•
the description of the Registrant’s Common Shares contained in the Registrant’s registration statement on Form 8-A as filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 14, 2016 and any amendment or report filed with the Commission for the purpose of updating such description.

All subsequent annual reports on Form 40-F filed by the Registrant pursuant to the Exchange Act prior to the termination of this offering will be incorporated by reference into this prospectus as of the date of the filing of such annual reports.  In addition, the Registrant may incorporate by reference into this prospectus subsequent reports on Form 6-K that it furnishes to the Commission prior to the termination of this offering to the extent expressly provided therein.

Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

Exhibit No.	Description
5.1*	Opinion of Blake, Cassels & Graydon LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Blake, Cassels & Graydon LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Powers of Attorney (included on the signature page hereof).
99.1*	Performance and Restricted Share Unit Plan for Employees of Algonquin Power & Utilities Corp. and its Participating Affiliates, as amended through June 29, 2026.
107*	Filing fee table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on June 30, 2026.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ Robert Stefani
	Name:	Robert Stefani
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Roderick West and Jennifer Tindale and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title of Capacities	Date
/s/ Roderick West	Chief Executive Officer and Director	June 30, 2026
Roderick West	(principal executive officer)
/s/ Robert J. Stefani	Chief Financial Officer (principal financial officer and principal accounting officer)	June 30, 2026
Robert J. Stefani
/s/ D. Randy Laney	Director, Chair of the Board	June 30, 2026
D. Randy Laney
/s/ Brett C. Carter	Director	June 30, 2026
Brett C. Carter
/s/ Amee Chande	Director	June 30, 2026
Amee Chande
/s/ David Levenson	Director	June 30, 2026
David Levenson
/s/ Christopher Lopez	Director	June 30, 2026
Christopher Lopez
/s/ Gavin Molinelli	Director	June 30, 2026
Gavin Molinelli
/s/ Dilek L. Samil	Director	June 30, 2026
Dilek L. Samil
/s/ DeAnn Walker	Director	June 30, 2026
DeAnn Walker

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in the capacity as the duly authorized representative of Algonquin Power & Utilities Corp. in the United States, on June 30, 2026.

Authorized U.S. Representative

By:	/s/ Robert J. Stefani
Name:	Robert J. Stefani
Title:	Chief Financial Officer,
Algonquin Power & Utilities Corp.